UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2017

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171
(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198
(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.01 of this Current Report on Form 8-K under the heading “Stockholders’ Agreement” is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 6, 2017, American Axle & Manufacturing Holdings, Inc., a Delaware corporation (“AAM”), completed its acquisition of Metaldyne Performance Group Inc., a Delaware corporation (“MPG”).  Pursuant to the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 3, 2016, among AAM, MPG, and Alpha SPV I, Inc., a Delaware corporation and wholly-owned subsidiary of AAM (“Merger Sub”), Merger Sub merged with and into MPG, with MPG as the surviving entity (the “Merger”).  As a result of the Merger, MPG became a wholly-owned subsidiary of AAM.

At the effective time of the Merger, each outstanding share of common stock, par value $0.001 per share, of MPG (“MPG Common Stock”) (other than shares held (a) in the treasury of MPG, (b) directly or indirectly by AAM or (c) by any stockholder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the Delaware General Corporation Law) was converted into the right to receive (i) $13.50 in cash, without interest, and (ii) 0.5 of a share of common stock, par value $0.01 per share, of AAM (“AAM Common Stock”) ((i) and (ii) together, the “Merger Consideration”).  In addition, all MPG stock options, restricted stock awards and restricted stock units outstanding as of immediately prior to the effective time of the Merger were accelerated in full immediately prior to the Merger.  Holders of MPG stock options will receive an amount in cash equal to the Merger Consideration less the per share exercise price of the applicable MPG stock option (calculated based on the aggregate number of shares of MPG Common Stock that were issuable upon exercise of such MPG stock option immediately prior to the Merger).  Holders of MPG restricted stock will receive the Merger Consideration for each share of such MPG restricted stock in the same manner as holders of outstanding shares of MPG Common Stock and holders of MPG restricted stock units will receive the applicable Merger Consideration in an amount equal to the number of shares of MPG Common Stock underlying such restricted stock units.  No fractional shares of AAM Common Stock will be issued in the Merger, and MPG’s former stockholders will receive cash in lieu of any fractional shares of AAM Common Stock.

The above description of the Merger and the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by AAM with the U.S. Securities and Exchange Commission (the “SEC”) on November 8, 2016, and is incorporated by reference herein.

The aggregate cash consideration for the Merger was financed using (i) the net proceeds of the issuance in March 2017 by AAM of $1.2 billion of new senior notes consisting of $700,000,000 aggregate principal amount of 6.25% senior notes due 2025, and $500,000,000 aggregate principal amount of 6.50% senior notes due 2027, (ii) borrowings by AAM of $100 million under a term loan that matures 5 years after completion of the Merger, (iii) borrowings by AAM of $1.55 billion under a term loan that matures 7 years after completion of the Merger, and (iv) cash on hand at AAM.

A press release announcing the closing of the Merger is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Stockholders’ Agreement

On April 6, 2017, in connection with, and as a condition to, the closing of the Merger, AAM entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with ASP MD Investco L.P. (“ASP MD Investco”) and American Securities LLC (“American Securities” and, together with ASP MD Investco, the “Shareholder”) in order to establish, among other things, certain governance arrangements and certain rights and obligations of ASP MD Investco, American Securities and any other controlled affiliate of American Securities (other than its portfolio companies) that may beneficially own shares of AAM Common Stock (any such affiliate, an “Affiliate Shareholder”), including restrictions on the transfer of AAM Common Stock, registration rights with respect to the shares of AAM Common Stock owned by such parties, preemptive rights with respect to issuances of AAM Common Stock by AAM, standstill restrictions and prohibitions on taking certain actions relating to AAM, representation on AAM’s board of directors (the “Board”) (as described further below) and committees thereof and voting rights with respect to the election or removal of directors, compensation arrangements for directors, officers and employees, certain extraordinary transactions and other matters.

Right of the Shareholder to Nominate Directors.  Until the date on which the Shareholder and any Affiliate Shareholder cease to beneficially own, in the aggregate, at least 7.5% of the outstanding shares of AAM Common Stock, the Shareholder will have the right to nominate to the Board:

•	if the total number of directors on the Board is 11:
o	if the Shareholder and any Affiliate Shareholder beneficially own, in the aggregate, greater than 18% of the outstanding AAM Common Stock, 3 directors;
o	if the Shareholder and any Affiliate Shareholder beneficially own, in the aggregate, greater than 9% and less than or equal to 18% of the outstanding AAM Common Stock, 2 directors; and
o	if the Shareholder and any Affiliate Shareholder beneficially own, in the aggregate, less than or equal to 9% of the outstanding AAM Common Stock, 1 director; and
•
if the total number of directors on the Board is less than 11 or greater than 11, a number of directors equal to such total number of directors multiplied by the percentage of outstanding shares of AAM Common Stock beneficially owned by the Shareholder and any Affiliate Shareholders, rounding up in the case of any resulting fractional number of directors (each, an “AS Nominee” and, after being elected to the Board, an “AS Director”).

If the number of AS Directors is less than or equal to 3, each AS Director will serve in a different class of directors on the Board.  If the number of AS Directors is greater than 3, no more than 2 AS Directors will serve in any class of directors on the Board.

Other Material Terms.  A summary of the other material terms of the Stockholders’ Agreement is set forth in the joint proxy statement/prospectus that forms a part of the Registration Statement on Form S-4/A (Registration No. 333-215161) filed by AAM with the SEC on March 6, 2017 (the “Registration Statement”) under the caption “Stockholders’ Agreement” and is incorporated by reference herein.

The above description of the Stockholders’ Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Stockholders’ Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

In accordance with the terms of the Merger Agreement, effective as of the effective time of the Merger, the size of the Board was increased from 8 to 11 directors and each of the following former directors of MPG who had been designated by American Securities LLC to be appointed to the Board was elected to the Board:  George Thanopoulos, Kevin S. Penn and Loren S. Easton.  Mr. Thanopoulos will serve as a Class II director, which class will stand for re-election at the 2019 annual meeting of stockholders, Mr. Penn will serve as a Class III director, which class will stand for re-election at the 2017 annual meeting of stockholders, and Mr. Easton will serve as a Class I director, which class will stand for re-election at the 2018 annual meeting of stockholders.

The Board has determined that each of Messrs. Thanopoulos, Penn and Easton is an “independent” director under the New York Stock Exchange listing standards and the independence standards of AAM’s Corporate Governance Guidelines.  Mr. Thanopoulos will serve as a member of the Technology Committee of the Board, Mr. Penn will serve as a member of the Executive Committee and the Nominating/Corporate Governance Committee of the Board, and Mr. Easton will serve as a member of the Compensation Committee of the Board.

Each of Messrs. Thanopoulos, Penn and Easton will be eligible to participate in AAM’s compensation arrangements for non-employee directors, as described in AAM’s Definitive Proxy Statement for its 2017 Annual Meeting of Stockholders, filed with the SEC on March 23, 2017.

Item 7.01	Regulation FD Disclosure.

A copy of AAM’s press release dated April 6, 2017 announcing the closing of the Merger is filed as Exhibit 99.1 to this Current Report on Form 8-K and is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit
10.1	Stockholders’ Agreement, dated as of April 6, 2017, among American Axle & Manufacturing Holdings, Inc., ASP MD Investco L.P. and American Securities LLC
99.1	Press release dated April 6, 2017.

Forward Looking Statements

This report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the acquisition of MPG and the anticipated consequences and benefits of such acquisition and other information relating to matters that are not historical facts.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.  These risks and uncertainties include the ability to successfully operate and integrate MPG operations and realize estimated synergies, and the other factors detailed in the Registration Statement and from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.  These forward-looking statements speak only as of the date of this communication.  We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date: April 6, 2017	By:	/s/ David E. Barnes
David E. Barnes
Vice President & General Counsel